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                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of KeyCorp and in the related Prospectuses of our report dated January 20, 1994, except for Note 2 as to which the date is March 1, 1994, with respect to the consolidated financial statements for the year ended December 31, 1993 of KeyCorp, which on March 1, 1994 merged with Society Corporation, subsequently renamed KeyCorp, included in KeyCorp's Current Report on Form 8-K dated March 16, 1994:

o        Form S-3 No. 33-5064
         Form S-3 No. 33-10634
         Form S-3 No. 33-39733
         Form S-3 No. 33-39734
         Form S-3 No. 33-51652

o        Form S-4 No. 33-31569
         Form S-4 No. 33-44657
         Form S-4 No. 33-51717

o        Form S-8 No. 2-67589
         Form S-8 No. 2-96769
         Form S-8 No. 2-97452
         Form S-8 No. 33-21643
         Form S-8 No. 33-42691
         Form S-8 No. 33-45518
         Form S-8 No. 33-46278
         Form S-8 No. 33-52293
         Form S-8 No. 33-57408

o Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)



                                                                   ERNST & YOUNG


Cleveland, Ohio
March 16, 1994